                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  Form 8-K

                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 3, 1996


                               PP&L Resources, Inc.
___________________________________________________________________________
          (Exact name of registrant as specified in its charter)

         PENNSYLVANIA                   1-11459            23-2758192
___________________________________________________________________________
  (State or other jurisdiction       (Commission         (IRS Employer
        of incorporation)            File Number)        Identification
                                                               No.)

                       Pennsylvania Power & Light Company
___________________________________________________________________________
          (Exact name of registrant as specified in its charter)

         PENNSYLVANIA                   1-905              23-0959590
___________________________________________________________________________
  (State or other jurisdiction       (Commission         (IRS Employer
        of incorporation)            File Number)        Identification
                                                               No.)

      TWO NORTH NINTH STREET, ALLENTOWN, PA.               18101-1179
___________________________________________________________________________
     (Address of principal executive offices)              (Zip Code)



Registrant's telephone number,including area code 610-774-5151



___________________________________________________________________________
      (Former name or former address, if changed since last report.)

Item 5.	Other Events


Pennsylvania Restructuring Legislation

	On December 3, 1996, Pennsylvania enacted legislation to restructure its electric utility industry in order to create retail access to a competitive market for the generation of electricity. The legislation, which is effective on January 1, 1997, includes the following major provisions:

	1. All electric utilities in Pennsylvania are required to file, beginning on April 1, 1997 and in no event later than September 30, 1997, a restructuring plan to implement direct access to a competitive market for electric generation. The plan must include unbundled rates for generation, jurisdictional transmission, distribution and other services; a proposed competitive transition charge; a proposed universal service and energy conservation cost recovery mechanism; procedures for ensuring direct access to all licensed energy suppliers; a discussion of the proposed plan's impacts on utility employees and revised tariffs and rates implementing the foregoing.

	2. Retail customer choice will be phased in as follows: up to 33% of all customer load on January 1, 1999; up to 66% of all customer load on January 1, 2000; and 100% of all customer load by January 1, 2001. The Pennsylvania Public Utility Commission (PUC) can delay this schedule by two 6-month periods, if necessary.

	3. Electric distribution companies will be the suppliers of last resort. The PUC will ensure that adequate generation reserves exist to maintain reliable electric service. The utility's transmission and distribution system must continue to meet established national industry standards for installation, maintenance and safety.

	4. Retail rates will be capped for at least 4-1/2 years for transmission and distribution charges and for as long as 9 years for generation charges. A utility may be exempted from the caps only under very specific circumstances, e.g., the need for extraordinary rate relief, non-utility generation contracts, changes in laws or regulations, required upgrades or repairs to the transmission system, increases in fuel prices or purchased power prices, nuclear power plant decommissioning costs or taxes.

	5. Pennsylvania utilities are permitted to recover PUC-approved transition or stranded costs over several years; however, the utilities are required to mitigate these costs to the extent practicable. Also, the recovery of these costs must not result in cost shifting among customers.

	6. "Transition bonds" may be issued to pay the stranded costs. This procedure involves the following elements: (i) the sale or transfer by the utility of the right to recover a portion of its stranded costs to a financing entity -- for a lump-sum payment of cash -- that could be used to retire the utility's debt and equity; (ii) the issuance by the financing entity of "transition bonds"; (iii) the collection by the utility of "transition charges" on customers' bills, which are transferred to the financing entity to pay the principal and interest and other related costs of issuing the transition bonds; (iv) savings by customers because the interest rate on the transition bonds should be lower than the utility's pre-tax overall rate of return used to calculate the transition charges;
and (v) a PUC order, which could be irrevocable, approving the collection of the transition. This commitment by the state would protect the cash flow stream used to repay the transition bonds.

	7. All generation suppliers must demonstrate financial and technical fitness and must be licensed by the PUC. Cooperatives and municipalities may participate in retail competition but are not subject to the provisions of the legislation, unless they elect to serve customers outside their franchise territories.

	8. State tax revenues paid by utilities and generation suppliers are to remain at their current level, to protect against any state revenue loss from restructuring.

	9. The PUC will monitor electricity markets for anti-competitive or discriminatory conduct, and will consider the impact of mergers and acquisitions on these markets.

	PP&L is currently evaluating the new legislation to formulate its restructuring plan. PP&L cannot predict the ultimate effect of this legislation on the Company.


                                SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                  PP&L RESOURCES, INC.
                                  PENNSYLVANIA POWER & LIGHT COMPANY


                                  by       /s/ F. A. Long
                                               F. A. Long
                                          Executive Vice President
                                          PP&L Resources, Inc. and
                                      Pennsylvania Power & Light Company

Date:  December 6, 1996